Exhibit 16.1

June 14, 2018

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements of CannaPharmaRX, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated April 20, 2018 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP